Exhibit 10.4

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 4th of November, 2009, by and among RADISYS CORPORATION, an Oregon corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of August 7, 2008 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the amendment contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO THE LOAN AGREEMENT.

1.1 AMENDMENT TO SECTION 6.7 OF THE LOAN AGREEMENT. Subject to the terms of Section 4 below, Section 6.7 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

6.7 Financial Covenants.

Borrower shall maintain as of the last day of each fiscal quarter, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Current Ratio. A ratio of Current Assets to Current Liabilities plus the aggregate amount of all Credit Extensions of at least 1.5 to 1.0 on June 30, 2009 and each fiscal quarter thereafter.

(b) Minimum EBITDA. EBITDA greater than the amount set forth below opposite each period; provided however in no event shall EBITDA losses for any one quarter exceed $3,000,000.

Fiscal Period	Minimum EBITDA
Such period, measured on a rolling four quarter basis, ending June 30, 2009 and each quarter thereafter	$0

(c) Maximum Capital Expenditures. Capital Expenditures not in excess of $8,000,000 in any fiscal year. Any Capital Expenditures financed by purchase money security interest financing or financial leases to the extent permitted by Section 7.4 shall not count towards such $8,000,000 cap.

1.2 AMENDMENT TO SECTION 7.1(I) OF THE LOAN AGREEMENT. Subject to the terms of Section 4 below, Section 7.1(i) of the Loan Agreement is amended and restated in its entirety and replaced with the following:

(i) Transfers not otherwise permitted in this Section 7.1, provided, that the aggregate book value of all such Transfers by Borrower and its Subsidiaries, together, shall not exceed in any fiscal year, $1,000,000.

1.3 AMENDMENT TO SECTION 7.3 OF THE LOAN AGREEMENT. Subject to the terms of Section 4 below, Section 7.3 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, Bank’s consent to the foregoing shall not be required so long as Borrower (a) is the sole survivor upon the consummation of any transaction described hereunder, (b) no Event of Default has occurred or is likely to occur as a result of such transaction and (c) so long as Borrower provides Bank satisfactory evidence that Borrower shall be in pro forma compliance with the financial covenants herein before and for the next four quarters after such transaction. A Subsidiary may merge or consolidate into a Guarantor or into Borrower or a Subsidiary which is not a Guarantor may merge into another Subsidiary which is not a Guarantor.

1.4 AMENDMENT TO SECTION 8.4 OF THE LOAN AGREEMENT. Subject to the terms of Section 4 below, Section 8.4 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

8.4 Attachment. (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Borrower seeking to attach, by trustee or similar process, any funds of Borrower on deposit with Bank, or any entity under control of Bank (including a subsidiary); (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of $1,000,000 becomes a Lien on any of Borrower’s assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid

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within ten (10) days after Borrower receives notice. These are not Events of Default, if cured, if stayed or if a bond is posted in each case within thirty (30) days after such event pending contest or resolution by Borrower (but no Credit Extensions shall be made during the cure period);

1.5 AMENDMENT TO SECTION 8.7 OF THE LOAN AGREEMENT. Subject to the terms of Section 4 below, Section 8.7 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

8.7 Judgments. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 to the extent not covered by independent third-party insurance shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

1.6 AMENDMENT TO SECTION 13.1. Subject to the terms of Section 4 below, the definition of “Revolving Line Maturity Date” in Section 13.1 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

“Revolving Line Maturity Date” is September 30, 2011.

1.7 AMENDMENT TO EXHIBIT F. Subject to the terms of Section 4 below, Exhibit F (the Compliance Certificate) of the Loan Agreement is amended and restated in its entirety and replaced with the Exhibit A attached hereto.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

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(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future consent or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank; and

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

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7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	RADISYS CORPORATION
an Oregon corporation

By: /s/ Brian Bronson

Printed Name: Brian Bronson

Title: Chief Financial Officer

BANK:	SILICON VALLEY BANK

By: /s/ Ron Sherman

Printed Name: Ron Sherman

Title: Senior Relationship Manager

EXHIBIT A

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM:

The undersigned authorized officer of RadiSys Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Quarterly within 40 days	Yes No

Annual financial statement	FYE unaudited within 90 days and audited within 120 days	Yes No

10-Q, 10-K and 8-K + CC	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate A/R & A/P Agings + Deferred Revenue report	Quarterly within 30 days (unless Credit Extensions are less than Threshold Amounts	Yes No

Material Litigation	Prompt	Yes* No

Annual board approved financial projections	Annually within 60 days of fiscal year end	Yes No

*	If yes, attached is a summary of the Material Litigation not previously disclosed by Borrower or any of its Subsidiaries.

Financial Covenant	Required	Actual	Complies

Maintain on an applicable quarterly basis:

Current Ratio	1.5:1.00 on June 30, 2009 and each fiscal quarter thereafter	:1.00	Yes No

Minimum EBITDA	$0 from such period, measured on a rolling four quarter basis, ending June 30, 2009 and each quarter thereafter		Yes* No

Minimum Capital Expenditures	No greater than $8,000,000 in any fiscal year	$	Yes No

*	In no event shall EBITDA losses for any one quarter exceed $3,000,000

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RADISYS CORPORATION	BANK USE ONLY

By:	Received by:

Name:	AUTHORIZED SIGNER

Title:	Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Current Ratio (Section 6.7(a))

Required:	1.5:1.00 on June 30, 2009 and each fiscal quarter thereafter

Actual:

A.	Current Assets	$
B.	Current Liabilities less Deferred Revenue	$
C.	Aggregate amount of outstanding Advances and Letters of Credit	$
D.	Current Ratio (line A divided by the sum of line B plus line C)

Is line D equal to or greater than the applicable required ratio set forth above?

No, not in compliance	Yes, in compliance

II.	Minimum EBITDA (Section 6.7(b))

Required:	The minimum EBITDA set forth below opposite each period; provided however in no event shall EBITDA losses for any one quarter exceed $3,000,000.

Fiscal Period	Minimum EBITDA
Such period, measured on a rolling four quarter basis, ending June 30, 2009 and each quarter thereafter	$0

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income

	1. Net Interest Expense	$
	2. The provision for income taxes	$
	3. Depreciation expense	$
	4. Amortization expense	$
	5. Income tax expense	$

6.      non-cash stock based compensation to the extent reflected as a charge in the statement of Net Income for such period; provided however, to the extent that the Borrower took (1) an impairment charge on the goodwill as required by FAS 142 fair value testing for the fiscal quarter ending December 31, 2008, such charge shall be added back to EBITDA in an amount not to exceed $67,256,000 and (2) a FAS 109 Deferred Tax Asset write down for the fiscal quarter ending March 31, 2009, such write down shall be added back to EBITDA for such quarter in an amount not to exceed $39,172,475

$
	7. The sum of lines 1 through 6	$
C.	EBITDA(line A plus line B.7)	$

Is line C equal to or greater than the required minimum EBITDA set forth opposite the fiscal period above?

No, not in compliance	Yes, in compliance

Are EBITDA losses for any quarter less than $3,000,000?

No, not in compliance	Yes, in compliance